Exhibit 10.7

December 18, 2025

VME Process, Inc.

3300 S Broadway Ave

Suite 205

Tyler, Texas 75701

Personal Loan

As agreed, VINSON SHEA HOLDINGS, LTD (“VSH”) will grant VME PROCESS INC (“VME”) a loan under the following terms and conditions:

Effective Date:	December 18, 2025 (funding date)

Amount:	$900,000 USD

Term:	60 days

Interest:	Fixed annual percentage rate of 8.5%, compounded monthly.

VME agrees to repay VSH the principal amount plus all accrued interest at the end of the term.

The loan may be paid in part or in whole at any time during the term of the loan, with interest calculated based on the actual duration of the loan.

Please sign and return the enclosed copy of this letter.

/s/ Michael D. Thomas
Michael D. Thomas
President
Vinson Shea Holdings Ltd

/s/ David Falls
David Falls
Vice President Accounting and
Assistant Secretary
VME Process, Inc.

P +1 903 561 4082	3300 S. Broadway Ave
F +1 903 939 3364	Suite 205
Tyler, TX USA 75701
vmecompanies.com